SPECIMEN PLACEMENT WARRANT CERTIFICATE

NUMBER WARRANTS

__________-

(SEE REVERSE SIDE FOR LEGEND)

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME, __________, 2017

CIS ACQUISITION LTD.

CUSIP __________

WARRANT

This Warrant Certificate certifies that ________________________, or registered assigns, is the registered holder of __________ warrants (the “Warrants”) to purchase ordinary shares, $0.0001 par value (the “Ordinary Shares”), of CIS Acquisition Ltd., a British Virgin Islands company (the “Company”).  Subject to the conditions set forth herein and in the Warrant Agreement dated as of ________, 2012 by and between the Company and the Warrant Agent (the “Warrant Agreement”), each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement, to receive from the Company that number of fully paid and nonassessable Ordinary Shares (each, a “Warrant Share”) as set forth below at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement payable in lawful money of the United States of America or cashlessly upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent.

Each Warrant is initially exercisable for one Warrant Share.  The number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. The initial Exercise Price per Warrant Share is equal to $10.00 per ordinary share.  The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. Warrants may be exercised only during the Warrant Exercise Period subject to the conditions set forth in the Warrant Agreement and to the extent not exercised by the end of such Warrant Exercise Period such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

CIS ACQUISITION LTD.

By:
Name:
Title: Chief Executive Officer

By:
Name:
Title: Secretary

Countersigned:

Dated: ________, 20__

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Warrant Agent

By _______________________ Authorized Signatory

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[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”), and are issued or to be issued pursuant to a Warrant Agreement dated as of [____________], 2012 (the “Warrant Agreement”), duly executed and delivered by the Company to American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.  A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.  Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time, on a for cash or cashless basis, during the Warrant Exercise Period set forth in the Warrant Agreement.  The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price, or if on a cashless basis, according to the formula set forth in the Warrant Agreement, at the principal corporate trust office of the Warrant Agent.  In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.  No adjustment shall be made for any dividends on any Ordinary Shares issuable upon exercise of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares set forth on the face hereof may, subject to certain conditions, be adjusted.  No fractions of an Ordinary Shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

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Election to Purchase

(To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ Ordinary Shares and herewith tenders payment for such shares to the order of CIS Acquisition Ltd. in the amount of $______ in accordance with the terms hereof.  The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to ________________ whose address is ___________ ______________________.  If said number of shares is less than all of the Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such Warrant Certificate be delivered to _________________, whose address is __________________.

Signature: _______________________

Date:  _____________, 20__

Signature Guaranteed:  _________________

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LEGEND FOR PLACEMENT WARRANTS

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING THE ORDINARY SHARES OF THE COMPANY ISSUABLE UPON EXERCISE OF SUCH SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND ORDINARY SHARES OF THE COMPANY ISSUABLE UPON EXERCISE OF SUCH SECURITIES WILL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

No. _____ _______ Warrants

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